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                                                                   EXHIBIT 23.5

                          CONSENT OF DENNIS I. BERNER

Consent of Independent Accountants

I consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8 (Reg. Nos. 33-88262 and 333-06899) of our report dated January 26, 1996, on my audit of the financial statements of Career Enhancement International, Inc. as of December 31, 1995 and for the year then ended, which report is included in this Report on Form 8-K.


                                                            /s/ DENNIS I. BERNER


Winter Park, Florida
September 16, 1996